SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 October 2, 2004
                Date of Report (date of earliest event reported):

                             Fun City Popcorn, Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                   000-32947                        88-0211496
 ---------------------------       ----------                      ------------
(State or other jurisdiction      (Commission                     (IRS Employer
     of incorporation)            File Number)                     I.D. Number)

                        2560 West Main Street, Suite 200
                            Littleton, Colorado 80120
                     --------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 794-9450


          (Former name or former address, if changed since last report)


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Item 8.01   Other Events

          On October 2, 2004, Gary J. McAdam, Mathis Family Partners, Ltd. and Gary A. Agron (collectively, the "Lenders") entered into a Revolving Credit Agreement (the "Credit Agreement") with Fun City Popcorn, Inc. (the "Company") whereby the Lenders agreed to loan up to $100,000 to the Company. As part consideration to induce the Lenders to enter into the Credit Agreement, the Company issued 871,317 shares of its common stock to each of the Lenders for an aggregate of 2,613,951 shares of common stock. Subsequently, Mathis Family Partners, Ltd. transferred 87,131 shares of common stock to James Eller, the Company's sole director and officer.

          By virtue of this transaction, Gary McAdam, Mathis Family Partners, Ltd. and Gary A. Agron own 1,351,659, 1,234,659 and 1,351,660 shares of the Company's common stock, respectively, and James Eller owns 117,131 shares of common stock.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: December 8, 2004

                                            Fun City Popcorn, Inc.


                                            By:  /s/  James A. Eller
                                               --------------------------------
                                                      James A. Eller
                                                      Chief Executive Officer